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                                                                      EXHIBIT 12

                        THE TORO COMPANY AND SUBSIDIARIES
                COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                  (NOT COVERED BY INDEPENDENT AUDITORS' REPORT)


                                                10/31/2002       10/31/2001       10/31/2000       10/31/1999       10/31/1998
                                               ------------     ------------     ------------     ------------     ------------
EARNINGS BEFORE INCOME TAXES AND CUMULATIVE
   EFFECT OF CHANGE IN ACCOUNTING PRINCIPLE    $ 86,799,000     $ 80,077,000     $ 71,882,000     $ 57,473,000     $  6,761,000
PLUS: FIXED CHARGES                              25,324,000       27,313,000       31,103,000       28,242,000       29,415,000
                                               ------------     ------------     ------------     ------------     ------------
EARNINGS AVAILABLE TO COVER
   FIXED CHARGES                               $112,123,000     $107,390,000     $102,985,000     $ 85,715,000     $ 36,176,000
                                               ------------     ------------     ------------     ------------     ------------

RATIO OF EARNINGS TO FIXED CHARGES                     4.43             3.93             3.31             3.04             1.23
                                               ============     ============     ============     ============     ============

INTEREST EXPENSE                               $ 19,747,000     $ 22,003,000     $ 26,414,000     $ 23,810,000     $ 25,428,000
RENTALS (INTEREST EXPENSE)                        5,577,000        5,310,000        4,689,000        4,432,000        3,987,000
                                               ------------     ------------     ------------     ------------     ------------
   TOTAL FIXED CHARGES                         $ 25,324,000     $ 27,313,000     $ 31,103,000     $ 28,242,000     $ 29,415,000
                                               ============     ============     ============     ============     ============